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                                                                    EXHIBIT 24.2

                              NGE RESOURCES, INC.
                              CERTIFIED RESOLUTION

    RESOLVED, that the Corporation hereby constitutes and appoints W. W. von Schack, S. J. Rafferty, D. W. Farley and L. Blum, Esquire, and each of them (with full power to each of them to act alone), its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for it and on its behalf and in its name, place and stead, to sign, execute and file a Registration Statement under the Securities Act of 1933, as amended, for the proposed issue or issues of not to exceed 100,000,000 shares of Common Stock, par value $5 per share, of the Corporation to be used in connection with the formation of a holding company for New York State Electric & Gas Corporation and in connection with the issuance of the Corporation's Common Stock in lieu of Common Stock of New York State Electric & Gas Corporation under certain of such corporation's common stock plans, any and all amendments to such Registration Statement and any and all other documents requisite to be filed with respect thereto, with all exhibits and other documents in connection therewith, granting unto said attorneys, and each of them or their substitutes or substitute full power and authority to do and perform each and every act and things requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the Corporation might or could do.

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    I, DANIEL W. FARLEY, Secretary of NGE RESOURCES, INC., a New York
corporation, do hereby certify that the foregoing is a true and correct copy of a resolution duly adopted by the Board of Directors of said Corporation at a meeting thereof duly called, convened and held on September 25, 1997 and that said resolution is in full force and effect as of the date hereof.

    IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this 15th day of October, 1997.

                                                     /s/ Daniel W. Farley
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                                                           Secretary